   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 26, 1997
                                                                REGISTRATION NO.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 CKS GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                                   77-0385435
   (STATE OF INCORPORATION)              (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               10441 BANDLEY DRIVE
                           CUPERTINO, CALIFORNIA 95014
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               SITESPECIFIC, INC.
                             1996 STOCK OPTION PLAN

                            (FULL TITLE OF THE PLAN)


                                 MARK D. KVAMME
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 CKS GROUP, INC.
                               10441 BANDLEY DRIVE
                           CUPERTINO, CALIFORNIA 95014
                                 (408) 365-5100
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                    COPY TO:
                              DANIEL R. MITZ, ESQ.
                              CRAIG D. NORRIS, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                          AMOUNT              PROPOSED           PROPOSED           AMOUNT OF
     TITLE OF SECURITIES TO               TO BE           MAXIMUM OFFERING   MAXIMUM AGGREGATE    REGISTRATION
          BE REGISTERED                 REGISTERED        PRICE PER SHARE     OFFERING PRICE           FEE
--------------------------------------------------------------------------------------------------------------
Common Stock of the Company to be
issued upon exercise of options granted
under the SiteSpecific, Inc. 1996
Stock Option Plan                          18,884             $13.250             250,213              $76
==============================================================================================================

(2) Estimated pursuant to Rule 457 (c) under the Securities Act of 1933, as amended (the "Act") based on the average between the high and low price as reported on the Nasdaq National Market on November 21, 1997.

                                 CKS GROUP, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE

        There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission by CKS Group, Inc. (the "Registrant"):

        1. The Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1996. Filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        2. The Registrant's reports on Form 8-K dated as of December 18, 1996 (as amended by Registrant's report on Form 8-K/A filed on January 17, 1997), January 3, 1997, January 31, 1997 (as amended by Registrant's reports on Form 8-K/A filed on March 6, 1997 and May 28, 1997), February 27, 1997, March 10, 1997, March 24, 1997, June 25, 1997 (as amended by Registrant's report on Form 8-K/A filed on October 24, 1997), July 25, 1997, and November 24, 1997.

        3. The Registrant's Quarterly Reports for the periods ended March 2, 1997, June 1, 1997, and August 31, 1997.

        4. The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A as filed with the Commission on November 30, 1995, including any amendment or report filed for purposes of updating such description.

               All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all Securities offered have been sold or which deregisters all Securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.        DESCRIPTION OF SECURITIES

               Not Applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not Applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law. The Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (subject to certain exceptions) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED

               Not Applicable.

ITEM 8.        EXHIBITS

  Exhibit
   Number                                        Document
   ------                                        --------
4.1          SiteSpecific, Inc. 1996 Stock Option Plan, and form of agreement used thereunder.

5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation, with respect to the legality of the Securities being registered.

23.1         Consent of Counsel (contained in Exhibit 5.1).

23.2         Consent of KPMG Peat Marwick, LLP Independent Auditors.

23.3         Consent of Robbins, Speilman, Koenigsberg & Parker LLP, Independent
             Auditors

23.4         Consent of Ernst & Young LLP, Independent Auditors

24.1         Power of Attorney
             (see page 6).

ITEM 9.               UNDERTAKINGS

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, CKS Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on the 24th day of November, 1997.

                           CKS GROUP, INC.


                           By:  /s/ ROBERT T. CLARKSON
                              ------------------------------------------------
                                  Robert T. Clarkson, Executive Vice President
                                  and Secretary

                                  POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark D. Kvamme, Carlton H. Baab and Robert T. Clarkson and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 (including post-effective amendments or any abbreviated registrations statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on November 24, 1997 in the capacities indicated.


  Signature                                                     Title
  ---------                                                     -----

/s/ MARK D. KVAMME                           Chief Executive Officer and Chairman of the Board
---------------------------------
Mark D. Kvamme

/s/ CARLTON H. BAAB                          Executive Vice President and Chief Financial Officer
---------------------------------
Carlton H. Baab

/s/ THOMAS K. SUITER                         Director
---------------------------------
Thomas K. Suiter

/s/ ALEXANDRE BALKANSKI                      Director
---------------------------------
Alexandre Balkanski

/s/ PIERRE R. LAMOND                         Director
---------------------------------
Pierre R. Lamond

/s/ BARRY R. LINSKY                          Director
---------------------------------
Barry R. Linsky

/s/ MICHAEL B. SLADE                         Director
---------------------------------
Michael B. Slade

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




--------------------------------------------------------------------------------
                                    EXHIBITS



--------------------------------------------------------------------------------
                       Registration Statement on Form S-8

                                 CKS GROUP, INC.

                                INDEX TO EXHIBITS


                                                                                      Sequentially
                                                                                        Numbered
       Number                   Description                                               Page
       ------                   -----------                                               ----
        4.1     SiteSpecific, Inc. 1996 Stock Option Plan, and form of agreement used thereunder

        5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation, with respect to the legality of the Securities being registered.

        23.1    Consent of Counsel (contained in Exhibit 5.1)

        23.2    Consent of KPMG Peat Marwick, LLP Independent Auditors

        23.3    Consent of Robbins, Speilman, Koenigsberg & Parker LLP,
                Independent Auditors.

        23.4    Consent of Ernst & Young LLP, Independent Auditors.


                                       -8-